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                        MODIFICATION OF REVOLVING CREDIT
                           LOAN AND SECURITY AGREEMENT

         MODIFICATION made as of March 30, 2000 by and between RESOURCE PROPERTIES, INC., RESOURCE PROPERTIES 53, INC., RESOURCE PROPERTIES XXIV, INC., and RESOURCE PROPERTIES XL, INC. (collectively, "Borrower") and SOVEREIGN BANK ("Bank").

                                   BACKGROUND

         A. Pursuant to a Revolving Credit Loan and Security Agreement dated July 27, 1999 between Borrower and Bank (the "Loan Agreement"), Bank has extended a revolving line of credit to Borrower in an amount not to exceed $15,000,000 outstanding at any time (the "Line"), all on the terms and conditions more fully set forth therein.

         B. Borrower's obligation to repay the Line is evidenced by Borrower's $15,000,000 Line Note dated July 27, 1999 (the "Line Note") and is secured by those assignments of notes and mortgages and other collateral documents referred to on Exhibit "A" attached hereto ("Assignment Documents"), all as more fully set forth in the Loan Agreement.

         C. Borrower has now requested that Bank increase the amount of the Line to $18,000,000 and make certain other amendments to the Loan Agreement which Bank has agreed to do, all on the terms and conditions set forth herein.

         D. All capitalized terms used but not defined herein shall have the meaning given to such terms in the Loan Agreement.

                                   AGREEMENTS

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Amendments to Loan Agreement. Effective as of the date of this
Modification:

               (a) The figure "Fifteen Million Dollars ($15,000,000)" appearing in Section 1.1 of the Loan Agreement is deleted and the figure "Eighteen Million Dollars ($18,000,000)" substituted in its place.

               (b) The last sentence of Section 1.1 of the Loan Agreement is deleted in its entirety and the following substituted in its place:
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               "Borrower's obligation to repay advances under the Line shall be evidenced by Borrower's promissory note (the "Replacement Note") in the face amount of Eighteen Million Dollars ($18,000,000)."

               (c) The first sentence of Section 1.4 of the Loan Agreement is deleted in its entirety and the following substituted in its place:

               "Notwithstanding anything contained herein to the contrary, but subject to the provision of Section 4.4(b) herein, the aggregate outstanding principal balance of the Line shall not exceed at any time the sum of (i) fifty percent (50%) of the Appraised Value of the Real Estate known as "Factor's Walk" (Phases One and Two), plus (ii) sixty percent (60%) of the Appraised Value of the Real Estate known as 1212 South Michigan Avenue, Chicago, Illinois ("Borrowing Base").

               (d) The figure "$40,000,000" appearing in Section 7.1 of the Loan Agreement is deleted and the figure "$60,000,000" is substituted in its place.

               (e) Section 7.2 of the Loan Agreement is deleted in its entirety and the following substituted in its place:

               "Borrower shall maintain a ratio of consolidated Net Operating Income, calculated on an annualized basis, to the greater of (i) actual interest paid or payable on the Line during the period of calculation or (ii) $2,022,721, of not less than 1.35 to 1.0.

            2. Amendments to All Documents. All references in any of the Loan Agreement, the Assignment Documents, or any other document or instrument executed and delivered in connection with the Line (collectively, the "Loan Documents") to the "Line Note" shall be deemed to be references to the "Replacement Note" and all references to the "Line" shall be deemed to be references to the Line, as amended and increased hereby.

            3. Conditions Precedent. The obligation of Bank to effect the modifications and agreements set forth herein is subject to the conditions precedent that:

               (a) There has been no material adverse change in the Collateral or in the financial or operating condition of Borrower since July 27, 1999.

               (b) Bank shall have received payment of its $15,000 commitment fee.

               (c) Bank shall have received all of the following documents, each of which shall be in form and substance satisfactory to Bank:

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                   (i) A Promissory Note in the principal amount of the Line, as amended and increased hereby, payable to the order of Bank, dated the date of this Modification (the "Replacement Note"). The Replacement Note shall be the Replacement Note referred to in the Loan Agreement, as amended hereby, and shall supercede and replace, but not extinguish Borrower's liability under or create a novation of, the Line Note.

                   (ii) Copies, certified in writing by the secretaries or assistant secretaries of Borrower, of (x) resolutions of its boards of directors evidencing approval of this Modification, the Replacement Note and the other matters contemplated hereby, and (ii) each document evidencing other necessary action and approvals, if any, with respect to this Modification and the Replacement Note.

                   (ii) Written certificates by the secretaries or assistant secretaries of Borrower as to the names and signatures of its officers who are authorized to sign this Modification, the Replacement Note, and the other documents or certificates to be executed and delivered by it pursuant hereto.

                   (iii) Evidence satisfactory to Bank that Borrower's Certificates of Incorporation and Bylaws delivered to Bank on July 27, 1999 have not been amended in any way (or if they have been amended, the nature of such amendment) and are in full force and effect.

                   (iv) Good standing certificates for Borrower from the states of Delaware and Pennsylvania each dated not more than 20 days prior to the date hereof.

                   (v) A favorable opinion of independent counsel for Borrower as to the matters mentioned in Paragraphs 4 (a), (b), and (c) herein and as to such other matters as Bank may reasonably request.

                   (vi) Such other documents and instruments as Bank may request under the terms of this Modification or otherwise.

            4. Representations and Warranties.

               (a) The execution and delivery by Borrower of this Modification and the Replacement Note, the consummation of the transactions contemplated by this Modification and the Replacement Note and the fulfillment and compliance with the respective terms, conditions and provisions of this Modification and the Replacement Note: (x) have been duly authorized by all requisite corporate action by Borrower, (y) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of (i) any applicable statute, law, rule, regulation or ordinance, (ii) Borrower's Certificate of Incorporation or Bylaws,

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(iii) any indenture, mortgage, loan or credit agreement or instrument to which
Borrower is a party or by which it may be bound or affected, or (iv) any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (z) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

         (b) This Modification and the Replacement Note have been duly executed by Borrower and delivered to Bank and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

         (c) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower is required in connection with the execution, delivery or performance by Borrower of this Modification or the Replacement Note or the consummation of the transactions contemplated thereby.

         (d) On and as of the date of this Modification, there has occurred no Event of Default or any event which with notice or lapse of time or both would, if unremedied, be an Event of Default.

         (e) The representations and warranties made by Borrower to Bank in the Loan Documents are true and correct as though made on and as of the date of this Modification.

         (f) The Loan Documents are in full force and effect. The principal amount due under the Line Note is $15,000,000 and all interest under the Line Note has been paid in fu1l through March 15, 2000. Borrow has no defense, set-off, or counterclaim to its performance under any Loan Document.

      5. Miscellaneous.

         (a) Except as expressly set forth herein, the terms and conditions of the Loan Documents (INCLUDING WITHOUT LIMITATION THE CONFESSIONS OF JUDGMENT CONTAINED THEREIN) are ratified and confirmed, shall remain in full force and effect and shall secure all of Borrower's liabilities to Bank under the Line Note, as amended, increased and replaced by the Replacement Note and this Modification.

         (b) This Modification shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         (c) Borrower shall pay on demand all costs and expenses of Bank in connection with the preparation, execution, delivery, administration and enforcement of this

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Modification (including title charges and the fees and out-of-pocket costs of counsel with respect hereto). The agreement set forth in this paragraph 5(c) shall survive the repayment of the Replacement Note.

         (d) Paragraph headings used in this Modification are for convenience only and shall not affect the construction of this Modification.

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         (e) This Modification may be signed in counterparts, all of which when taken together shall constitute one and the same instrument.

             IN WITNESS WHEREOF, the parties have executed this Modification as of the date written above.

ATTEST:                                      RESOURCE PROPERTIES, INC.


_______________________________              By: /s/Scott F. Schaeffer
                                                 -------------------------------
                                             Name:  Scott F. Schaeffer
                                             Title: President

ATTEST:                                      RESOURCE PROPERTIES 53, INC.


_______________________________              By: /s/Scott F. Schaeffer
                                                 -------------------------------
                                             Name:  Scott F. Schaeffer
                                             Title: President


ATTEST:                                      RESOURCE PROPERTIES XXIV, INC.


_______________________________              By: /s/Scott F. Schaeffer
                                                 -------------------------------
                                             Name:  Scott F. Schaeffer
                                             Title: President



ATTEST:                                      RESOURCE PROPERTIES XL, INC.


_______________________________              By: /s/Scott F. Schaeffer
                                                 -------------------------------
                                             Name:  Scott F. Schaeffer
                                             Title: President


                                             SOVEREIGN BANK


                                             By: /s/Richard J. Narkiewicz
                                                 -------------------------------
                                             Name:  Richard J. Narkiewicz
                                             Title: Vice President

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                                    EXHIBIT A

                              ASSIGNMENT DOCUMENTS

         1. Assignment of Note, Deed to Secured Debt and Other Loan Documents dated July 27, 1999 from Charles Rennie Financial, Inc. to Sovereign Bank.

         2. Acknowledgment of Guaranty Agreement and Assignment of Documents dated July 27, 1999 between Charles Rennie Financial, Inc. and Sovereign Bank.

         3. Bond Pledge Agreement dated July 27, 1999 between Resource Properties XXIV, Inc. and Sovereign Bank.

         4 . Subordination of Participation Agreement dated July 27, 1999 among Resource Properties XXIV, Inc., Castine Associates, and Sovereign Bank.

         5. Deed to Secured Debt (Leasehold) dated July 27, 1999 between Resource Properties XL, Inc. and Sovereign Bank.

         6. Assignment of Mortgage Note, Mortgage and Other Loan Documents dated July 27, 1999 from Resource Properties 53, Inc. to Sovereign Bank.

         7. All other documents, agreements and assignments and other instruments executed and delivered in connection with the Line not otherwise listed herein.